EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 to be filed on April 1, 1999 of our report dated February 15, 1999 on our audits of the consolidated financial statements of Kendle International Inc. as of December 31, 1998 and 1997, and for the three years in the period ended December 31, 1998, appearing in the 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.



PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 29, 1999